Exhibit 10.26

Amended
Building Materials Holding Corporation
1999 Cash Equity Pl

ARTICLE I
NAME AND PURPOSE

1.1       Name.  The name of the Plan is the “Building Materials Holding Corporation 1999 Cash Equity Plan.”

1.2       Purpose.  The purpose of the Plan is to provide a meaningful incentive for key management employees of Building Materials Holding Corporation (the Company) to successfully grow its market share of the building materials distribution industry, and thereby to increase the Company’s revenues and profits.  Ultimately, the purpose of the Plan is to align the financial interests of Company management with those of the Company’s shareholders.  The objective of the Plan is to generate significant awards for performance premised on the enhancement of the Company’s stock price.

ARTICLE II
DEFINITIONS OF TERMS

2.1       General Definitions.  The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

(a)       Agreement.  The document which evidences the grant of an Award under this Plan to an individual Employee and which sets forth the terms, conditions and provisions of, and restrictions relating to, such Award.

(b)       Award.  Any grant of Units under the Plan.

(c)       Board.  The Board of Directors of the Company.

(d)       Committee.  The Compensation Committee of the Board of Directors.  The Committee shall consist of an odd number of members, a majority of which is not composed of current employees of the Company.

(e)       Company.  Building Materials Holding Corporation, or a successor corporation to which the majority of Building Materials Holding Corporation’s assets are transferred.

(f)       Effective Date.  April 1, 1999 or such later date as is specified by the Board in approving the Plan.

(g)       Employee.  Any individual employed by the Employer, except officers and directors of Building Materials Holding Corporation and BMC West Corporation.

(h)       Exercise.  An exchange of an Award for cash in the amount of the then current fair market value of Company common stock.

(i)       Exercise Period.  Awards may not be exercised during the blackout period (the "blackout period") commencing at the close of business on the 10th day of the last month in a quarterly financial period until 48 hours after the date of public disclosure of the financial results for a particular fiscal quarter or year.

(j)       Fair Market Value.  Fair market value shall be the closing price on the exchange upon which the Company’s Shares are traded (currently Nasdaq National Market) on the date the Company receives written notice from the Participant during the Exercise Period of Participant’s Exercise of the Award, or in the absence of sales on the notice date, the closing price on the most recent date on which a sale occurred prior the notice date.

(k)       Participant.  An Employee who is granted an Award under the Plan.  Awards may be granted only to Employees.

(l)       Plan.  The Building Materials Holding Corporation 1999 Cash Equity Plan and all amendments, attachments and supplements thereto.

(m)       Share.  A share of the Company’s, or a successor entity’s, common stock.

(n)       Subsidiary.  Knipp Brothers Industries, LLC and any other corporation, partnership, joint venture, limited liability company or other entity in an unbroken chain beginning with the Company each of which, other than the last entity in the unbroken chain, owns 50% or more of the total combined voting power of all securities in one of the other entities in such chain.

(o)       Unit.  A measure of an Award, representing the equivalent of one Share.

2.2       Other Definitions.  In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

2.3       Conflicts in Plan.  In the case of any conflict in the terms of the Plan, or between the Plan and an Agreement, relating to an Award, the provisions in the Article of the Plan which specifically grants such Award shall control those in a different Article or in such Agreement.

ARTICLE III
UNITS

3.1       Number of Units.  The number of Units available for grant under the Plan (including Units previously granted and remaining unexercised) shall not exceed two percent (2%) of the number of outstanding Shares from time to time.

3.2       Grants.  The Committee may grant an Award at such times, in such amounts, and under such terms and conditions as it deems appropriate.  Unit grants may vary in number, frequency, price, and otherwise from the initial grants.  The receipt of a grant in any year by any Employee does not entitle that Employee or any other Employee to receive a grant in any other year or at any other time.

3.3       Vesting.  No Unit may be exercised before the third anniversary of the date of grant, except as provided in section 10.8.   Units will vest completely at the end of the three-year service period, measured from the date of grant.

3.4       Exercise and Liquidity.  A Participant may exercise his/her vested Units during any 15 trading day period following the public release of the Company’s financial results for a fiscal quarter or for a fiscal year of the Company (whichever is applicable).  A Participant may exercise vested Units by notifying the Company in writing pursuant to the provisions of the Agreement of his or her desire to exercise his or her vested Units.  Upon exercising the Units, the Participant shall be entitled to receive amount equal to the number of Units exercised multiplied by the Fair Market Value (the closing price of the stock on the day selected) of the Company’s common stock on the date such notice is received by the Company.  Such payment shall be made within 10 business days following the date of exercise.  However, notwithstanding the foregoing, if the Company’s cash compensation obligation attributable to Unit exercises in the aggregate exceeds 25% of the Company’s pre-tax net income for the immediately preceding fiscal year quarter, then the Company shall have the discretion to defer the payment of Awards on a pro rata basis from fiscal quarter to fiscal quarter until such limitation is no longer exceeded (including any additional obligation created by exercises occurring in subsequent quarters).  Except as otherwise provided in Article IX of the Plan, all vested Units must be exercised no later than 30 days following the Participant’s termination of employment.

3.5       Term.  Awards shall have a maximum term of five (5) years from the date of grant.  If not exercised, Awards shall terminate on the fifth anniversary of the grant.

ARTICLE IV
ELIGIBILITY

4.1       Issues Determined by the Committee.  The Participants and the grants they receive under the Plan shall be determined by the Committee in its sole discretion.  In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants.

ARTICLE V
ADMINISTRATION

5.1       Committee.  The Plan shall be administered by the Committee.

5.2       Authority.  Subject to the terms of the Plan, the Committee shall have sole discretionary authority to:

(a)	Determine the individuals to whom Awards are granted, the type of awards and amounts to be granted, the date of issuance and duration of all such grants;

(b)	Determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(c)	Interpret and construe the Plan and all Agreements;

(d)	Prescribe, amend and rescind rules and regulations relating to the Plan;

(e)	Determine the content and form of all Agreements;

(f)	Determine all questions relating to Awards under the Plan;

(g)	Maintain accounts, records and ledgers relating to Awards;

(h)	Maintain records concerning its decisions and proceedings;

(i)	Employ agents, attorneys, accountants, consultants or other persons for such purposes as the Committee considers necessary or desirable; and

(j)	Do and perform all acts that it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

5.3       Decisions of Committee.  All decisions made by the Committee pursuant to the provisions hereof shall be final and binding on all persons.

ARTICLE VI
AMENDMENT OF PLAN

6.1       Power of Committee.  Subject to Article VIII, the Board may amend the Plan at any time and from time to time as it deems necessary.

ARTICLE VII
EFFECTIVE DATE AND TERMINATION OF PLAN

7.1       Effective Date.  The Plan is effective as of April 1, 1999, upon approval by the Board.

7.2       Termination.  Subject to Article VIII, the Plan may be terminated at any time by the Board.  No grants shall be made pursuant to this Plan after the tenth anniversary of the Effective Date.

ARTICLE VIII
MODIFICATION OR TERMINATION OF AWARDS

8.1       General.  Subject to provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant’s rights to or under any Award granted prior to such amendment or termination.

8.2       Committee’s Right.  Except as may be provided in an Agreement, any Award granted may be converted, modified, forfeited, or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion, provided, however, subject to Section 8.3, no such action may impair the rights of any Participant without his or her consent.  Except as may be provided in an Agreement, the Committee may, in its sole and absolute discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

8.3       Termination of Benefits Under Certain Conditions.  The Committee, in its sole discretion, may cancel any unexpired, unpaid, or deferred Award at any time if the Participant is not in compliance with all applicable provisions of the Plan (including Section 10.2) or with any Agreement or if the Participant, whether or not he or she is currently employed by an Employer, performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company or a Subsidiary.

ARTICLE IX
TERMINATION OF EMPLOYMENT

9.1       Death or Permanent Disability.  In the event of death or permanent disability, the Participant, or his or her estate, may exercise vested Units only within one year of such event.

9.2       Voluntary Termination.  In the event of voluntary termination of employment or involuntary termination of employment without cause, vested Units may be exercised within 30 days after termination.  If a Participant violates the non-compete covenant as described in Section 10.2 within a one-year period, the proceeds of an Award are forfeited and must be repaid to the Company within 30 days of notice of such violation.

9.3        Retirement.  If a Participant retires at age 65, the person may exercise a portion of their unvested equity units determined by dividing the number of months of service relating to the cash equity grant prior to the retirement date divided by 36 months.  If a Participant retires prior to age 65 the Participant must have 15 years of service with the Company or its predecessors at the date of retirement to receive pro rata vesting.  This provision is effective as of January 1, 2001.

9.4       Involuntary Termination With Cause.  In the event of involuntary termination with Cause, all vested and unvested Units shall be canceled and forfeited immediately.  For purposes of the Plan, “Cause” shall mean one of the following: misappropriating any funds or property of the Company; attempting to obtain any personal profit from any transaction in which the Participant has an interest which is adverse to the interest of the Company, unless the Participant has first obtained the consent of the President of the Division of the Company in which the Participant works or in the case of eligible BMHC employees, the President and CEO of BMHC; unreasonable failure or refusal to perform the duties assigned to the Participant continuing after notice by the Board identifying the duties not performed; a violation of Section 10.2 and/or conviction of a felony.

9.5       Exceptions.  Termination of employment excludes a termination and immediate employment by a Subsidiary.

ARTICLE X
GENERAL PROVISIONS

10.1       Withholding.  The Company shall, at the time any distribution is made under the Plan, or at any time any Unit is exercised, withhold from such distribution any amount necessary to satisfy federal, state and local tax withholding requirements with respect to such distribution or exercise of an award.

10.2       Non-Compete Covenant.  Participants in the Plan must agree not to be engaged in any capacity, whether as an employee, director, consultant, stockholder, lessor, creditor, guarantor, or independent contractor, by any company in the building materials distribution (or framing) business within a 100-mile radius of any Company or Subsidiary location for a period of one (1) year following termination of their employment.

10.3       Nontransferability.  Unless otherwise determined by the Committee, (i) no Award granted under the Plan may be transferred or assigned by the Participant to whom it was granted, pursuant to the laws of descent and distribution, or pursuant to a domestic relations order, and (ii) an Award granted under this Plan may be exercised, during the Participant’s lifetime, only by the Participant or by the Participant’s guardian or legal representative.

10.4       Governing Law.  The Plan and each Agreement shall be construed and administered in accordance with the laws of the state of Idaho.

10.5       No Employment Contract.  Neither the adoption of the Plan nor any Award granted hereunder shall confer upon any Employee the right to continued employment nor shall the Plan or any Award interfere in any way with the right of the Company to terminate the employment of any of its Employees at any time.

10.6       No Effect on Other Benefits.  The receipt of Awards under the Plan shall have no effect on any other benefits to which a Participant may be entitled from the Company, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

10.7       Adjustments.  If outstanding Shares are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities of the Company, through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and/or type of Units as to which Awards may be granted under the Plan.  A corresponding adjustment changing the number and/or type of Units allocated to unexercised Awards, or portions thereof, which shall have been granted prior to any such change, shall likewise be made.  Adjustments under this Section 10.7 shall be made by the Board, and its determinations as to what adjustments shall be made, and the extent thereof, shall be final and binding.  The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

10.8       Change of Control.  Upon the dissolution or liquidation of the Company, upon a reorganization, merger or consolidation of the Company with one or more entities as a result of which holders of the outstanding voting stock of the Company prior to the transaction do not own a majority of the outstanding voting stock of the combined entity, or upon a sale of substantially all the property of the Company or the acquisition of Stock representing more than 50% of the voting power of the then outstanding securities of the Company by another entity or person or persons acting in concert (any of which shall be deemed hereunder to constitute a “Terminating Transaction”), any unvested Awards shall become vested.  All persons with unexercised portions of vested Awards then outstanding shall have the right during a period designated by the Company which shall not be later than 30 days after the Terminating Transaction to exercise the unexercised portion of their vested Awards.

10.9       No Rights as A Shareholder.  No Employee who has been granted an Award shall have any rights as a stockholder with respect to any Shares covered by the Award.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights of stockholders of the Company.

ARTICLE XI
ADOPTION

This Plan was adopted by the Compensation Committee of Building Materials Holding Corporation on April 2, 1999 and amended April 30, 2001.